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                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                       REAL ESTATE ASSOCIATES LIMITED III
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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                       REAL ESTATE ASSOCIATES LIMITED III
                            9090 WILSHIRE BOULEVARD
                        BEVERLY HILLS, CALIFORNIA 90211

                                   IMPORTANT

                                                                   JUNE 11, 2001

Dear Limited Partners:

     We realize that you have already received numerous mailings and calls regarding the dissident's hostile attempt to seize control of your Partnership and its assets, including its substantial cash. We want this solicitation to end, and we believe that you feel the same. We apologize for writing again, but the risks posed by the dissident's hostile campaign, in our view, require that we keep you well informed.

     Although Bond Purchase, L.L.C. filed its first consent solicitation materials on November 8, 2000 -- seven months ago -- and two of its own self-imposed deadlines have already past, it continues to refuse to end its hostile solicitation and has once again extended the deadline -- despite the unit holders having spoken. Bond Purchase evidently failed to obtain the consent of the limited partners by its first or second deadline, and for good reason, as we see it. Ask yourself, when will this solicitation end?

     We are dismayed that Bond Purchase continues to distribute to you what we believe to be misleading and inaccurate information in an attempt to get your vote. As such, we are compelled to respond to protect your best interests and to set the record straight. WE URGE YOU NOT TO SIGN ANY BLUE CONSENT CARD OR OTHER MATERIALS YOU MAY RECEIVE FROM BOND PURCHASE. INSTEAD, PLEASE SIGN, DATE AND MAIL PROMPTLY YOUR WHITE REVOCATION OF CONSENT CARD.

           YOUR GENERAL PARTNER'S PERFORMANCE -- A RECORD OF SUCCESS

     In an effort to get your vote, Bond Purchase has given you incorrect information about the performance of your investment which, among other things, ignored the substantial tax benefits you have obtained and ignored some of the cash distributions you have received. We caution you not to be misled. THE FACT IS, UNDER THE DIRECTION OF YOUR GENERAL PARTNER, YOUR INVESTMENT HAS PERFORMED WELL -- CONSIDER THE FOLLOWING FACTS:

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  Cost Per Unit.............................................  $5,000
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  Tax Benefits Per Unit(1)..................................  111%
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  Cash Distributions Per Unit
     1989 Cash Distribution.................................  $ 584
     1998 Cash Distribution.................................  $1,201
  Cash Distributions Per Unit To Date.......................  $1,785
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  Proposed Cash Distribution Per Unit at Year End(2)........  $ 523
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

(1) This is the estimated tax benefit per unit received by the Limited Partners through 1990, the last year tax shelter losses were available through the transitional rules of the Tax Reform Act of 1986.

(2) We plan to distribute to limited partners up to $3 million of your Partnership's cash reserves by year end to the extent not otherwise utilized prior to that time.

     We urge you to support your experienced, qualified and successful General Partners. DO NOT ALLOW BOND PURCHASE TO LIBERATE FOR ITSELF THE VALUE OF YOUR INVESTMENT.
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                     SALE OF THE PROPERTIES AND LIQUIDATION

     Before Bond Purchase started its hostile raid against your Partnership, we publicly announced our intent to dispose of our assets and eventually wind down our affairs and we are continuing our efforts to sell the remaining assets. We originally held interests in 33 local limited partnerships. One of these interests was sold in 1988, and an additional 20 interests were sold in December 1998. At that time, we told you of our intent to eventually dispose of our interests in the remaining local limited partnerships and to then wind up the Partnership's affairs which will permit us to distribute additional cash to all holders.

     As you well know, it takes time and skill to sell commercial real estate if your goal is to maximize the value of the properties. We are continuing to explore selling and/or refinancing the properties held by these local limited partnerships and continue to negotiate with each and every local limited partner to obtain their consent (which is required) to sell the properties. Indeed, we have a disposition group specifically formed for these efforts which are continuing on behalf of all limited partners. Based upon our intimate working knowledge of the properties, we are convinced that we are best suited to maximize the value of the properties to be sold on your behalf. DO NOT BE MISLED AND DO NOT ALLOW BOND PURCHASE TO LIBERATE FOR ITSELF THE VALUE OF YOUR INVESTMENT.

                     VIGOROUSLY CONTESTING MERITLESS CLAIMS

     In its most recent effort to get your vote, Bond Purchase has once again attempted to confuse you by referring to certain information contained in a legal complaint as factual. Nothing could be further from the truth and WE URGE YOU NOT TO BE MISLED. The fact is that the information Bond Purchase paints as factual has not yet been decided upon by a court -- THEY ARE NOTHING MORE THAN ALLEGATIONS WHICH, IN OUR VIEW, HAVE NO MERIT.

     You should know that, based on papers recently filed with the court, we view plaintiffs' case as a simple difference in opinion regarding valuation methodologies, and that such differences of opinion have been specifically rejected by the United States Supreme Court as a basis for a securities violation.(3) Therefore, we believe that the plaintiff's claims are without merit, and the defendants are vigorously contesting the actions. WE ARE CONFIDENT THAT YOU WILL RECOGNIZE THE DISSIDENT'S TACTICS FOR WHAT THEY TRULY ARE -- AN ATTEMPT TO LIBERATE FOR ITSELF THE VALUE OF YOUR INVESTMENT.

                       DO NOT SIGN ANY BLUE CONSENT CARD

     WE URGE YOU NOT TO SIGN ANY BLUE CONSENT CARD OR OTHER MATERIALS YOU MAY RECEIVE FROM BOND PURCHASE. INSTEAD, PLEASE SIGN, DATE AND MAIL YOUR WHITE CONSENT REVOCATION CARD TODAY TO:

                           ACS Security Services Inc.
                          3988 No. Central Expressway
                              Bldg. 5, Sixth Floor
                                Dallas, TX 75204
                              Fax: (214) 887-7198
                              Attn: Shari Eastwood

NOTE: Since time is short we ask that you also fax your revocation to the number listed above.

For your convenience, we have enclosed another consent revocation card for your use. Please fax and mail your consent revocation card at your earliest convenience, but no later than June 18, 2001 which is Bond Purchaser's latest deadline. YOUR VOTE IS EXTREMELY IMPORTANT, REGARDLESS OF THE SIZE OF YOUR INVESTMENT, AND WILL HELP BRING THIS SOLICITATION TO AN END.

---------------

3 Santa Fe Indus., Inc. v. Green, 430 U.S. 462, 477 (1977).

     On behalf of your General Partners, thank you for your continued support.

                                          Very truly yours,

                                          National Partnership Investments
                                          Corp.,
                                          Managing General Partner

     IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE, PLEASE CALL D.F. KING & CO., INC., WHICH IS ASSISTING US IN THIS MATTER, AT 1-800-269-6427.
                            ------------------------

     THIS INFORMATION WAS FURNISHED ON BEHALF OF REAL ESTATE ASSOCIATES LIMITED III BY ITS GENERAL PARTNERS AND IS BEING MAILED TO LIMITED PARTNERS ON OR ABOUT JUNE 11, 2001. IMPORTANT INFORMATION ABOUT REAL ESTATE ASSOCIATES LIMITED III'S CONSENT REVOCATION SOLICITATION ARE CONTAINED IN THE DEFINITIVE CONSENT REVOCATION MATERIALS WHICH HAVE ALREADY BEEN SENT TO YOU. YOU MAY OBTAIN A COPY OF REAL ESTATE ASSOCIATES LIMITED III'S CONSENT REVOCATION MATERIALS FILED ON FORM DEFC14A FREE OF CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE AT HTTP://WWW.SEC.GOV. REAL ESTATE ASSOCIATES LIMITED III WILL ALSO PROVIDE YOU WITH A COPY OF ITS MATERIALS WITHOUT CHARGE. YOU MAY ALSO VIEW PARTNERSHIP INFORMATION ON THE PARTNERSHIP'S WEB SITE AT HTTP://WWW.NAPICO.COM. THE CONTENTS OF THE PARTNERSHIP'S WEB SITE ARE NOT DEEMED TO BE A PART OF THE CONSENT REVOCATION MATERIALS.
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

                            CONSENT REVOCATION CARD

                       REAL ESTATE ASSOCIATES LIMITED III

       THIS REVOCATION OF CONSENT IS SOLICITED BY REAL ESTATE ASSOCIATES LIMITED III IN OPPOSITION TO THE SOLICITATION BY BOND PURCHASE, LLC.

     The undersigned, a limited partner of Real Estate Associates Limited III (the "Partnership"), acting with respect to all of the limited partnership interests held by the undersigned, hereby revokes any and all consents that the undersigned may have given with respect to each of the following proposals:

              THE GENERAL PARTNERS OF THE PARTNERSHIP UNANIMOUSLY
             RECOMMEND THAT YOU "REVOKE CONSENT" FOR ITEMS 1 AND 2.

1. Removal of General Partners

            [ ]  REVOKE CONSENT          [ ]  DO NOT REVOKE CONSENT

2. Continuation of the Partnership and election of new general partner, New G.P.

            [ ]  REVOKE CONSENT          [ ]  DO NOT REVOKE CONSENT

     IF NO DIRECTION IS MADE, THIS CONSENT REVOCATION CARD WILL BE DEEMED TO REVOKE ALL PREVIOUSLY EXECUTED CONSENTS WITH RESPECT TO ANY OR ALL OF THE PROPOSALS SET FORTH HEREIN.

         PLEASE SIGN, DATE, FAX TO (214) 887-7198 ATTN: SHARI EASTWOOD
                  AND MAIL THIS CONSENT REVOCATION CARD TODAY.

     Please sign your name below. If your interests are held jointly, each limited partner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

                                          Dated:____________________ , 2001
                                          Name:____________________________
                                          Title:___________________________
                                          _________________________________
                                          Name (if held jointly):
                                          Title:

                                          PLEASE SIGN, DATE AND RETURN THIS
                                          CONSENT REVOCATION PROMPTLY. IF YOU
                                          HAVE ANY QUESTIONS OR NEED ASSISTANCE,
                                          PLEASE CALL D.F. KING & CO., INC.
                                          TOLL-FREE AT 1-800-249-6427.